Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                   For the Month of May 2000
                              Distribution Date of June 15, 2000
                                   Servicer Certificate #13

Original Pool Amount                                      $714,764,750.47

Beginning Pool Balance                                    $502,327,257.81
Beginning Pool Factor                                           0.7027868

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $17,177,019.90
     Interest Collected                                     $3,580,547.08

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $707,246.95
Total Additional Deposits                                     $707,246.95

Repos / Chargeoffs                                            $950,683.77
Aggregate Number of Notes Charged Off                                 159

Total Available Funds                                      $21,274,783.17

Ending Pool Balance                                       $484,389,584.90
Ending Pool Factor                                              0.6776909

Servicing Fee                                                 $418,606.05

Repayment of Servicer Advances                                $190,030.76

Reserve Account:
     Beginning Balance  (see Memo Item)                    $26,925,724.46
     Target Percentage                                              5.25%
     Target Balance                                        $25,430,453.21
     Minimum Balance                                       $14,295,295.01
     (Release) / Deposit                                   ($1,495,271.25)
     Ending Balance                                        $25,430,453.21

Current Weighted Average APR:                                      8.496%
Current Weighted Average Remaining Term (months):                   38.92

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $2,828,856.11     2,466
                                31 - 60 days            $758,085.09       633
                                60+  days               $221,478.72       130

     Total:                                           $3,808,419.92     2,470

     Balances:                  60+  days             $5,225,660.08       130

Memo Item - Reserve Account
     Prior Month                                     $26,372,181.04
+    Invest. Income                                     $108,103.46
+    Excess Serv.                                       $445,439.96
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $26,925,724.46

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of May 2000

                                                                                      NOTES

                                    TOTAL         CLASS A - 1       CLASS A - 2     CLASS A - 3       CLASS A - 4   CLASS B NOTES
                               $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                             0.00%           96.50%            0.00%            0.00%           3.50%
     Coupon                                             5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance         $502,327,257.81
Ending Pool Balance            $484,389,584.90

Collected Principal             $16,986,989.14
Collected Interest               $3,580,547.08
Charge - Offs                      $950,683.77
Liquidation Proceeds/Recoveries    $707,246.95
Servicing                          $418,606.05
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $20,856,177.12

Beginning Balance              $502,327,257.82            $0.00  $133,852,819.59  $200,000,000.00  $145,745,000.00  $22,729,438.23

Interest Due                     $2,473,064.25            $0.00      $619,069.29      $991,666.67      $744,514.04     $117,814.25
Interest Paid                    $2,473,064.25            $0.00      $619,069.29      $991,666.67      $744,514.04     $117,814.25
Principal Due                   $17,937,672.91            $0.00   $17,309,854.36            $0.00            $0.00     $627,818.55
Principal Paid                  $17,937,672.91            $0.00   $17,309,854.36            $0.00            $0.00     $627,818.55

Ending Balance                 $484,389,584.91            $0.00  $116,542,965.23  $200,000,000.00  $145,745,000.00  $22,101,619.68
Note / Certificate Pool Factor                           0.0000           0.5916           1.0000           1.0000          0.8834
   (Ending Balance / Original Pool Amount)
Total Distributions             $20,410,737.16            $0.00   $17,928,923.65      $991,666.67      $744,514.04     $745,632.80

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                   $445,439.96
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $26,925,724.46
(Release) / Draw                ($1,495,271.25)
Ending Reserve Acct Balance     $25,430,453.21

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of May 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                   4                   3                  2                   1
                                   Jan-00              Feb-00              Mar-00             Apr-00              May-00
Beginning Pool Balance        $570,358,289.63     $555,232,338.87     $537,539,093.52     $517,062,538.52     $502,327,257.81

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $823,183.48       $2,395,560.90        1,246,287.60       $1,512,792.75         $950,683.77
    Recoveries                  $1,281,147.20         $875,831.70        1,060,161.17       $1,430,422.22         $707,246.95

Total Charged Off (Months 5, 4, 3)                  $4,465,031.98
Total Recoveries (Months 3, 2, 1)                   $3,197,830.34
Net Loss / (Recoveries) for 3 Mos                   $1,267,201.64 (a)

Total Balance (Months 5, 4, 3)                  $1,663,129,722.02 (b)

Loss Ratio Annualized  [(a/b) * (12)]                     0.9143%

Trigger:  Is Ratio > 1.5%                                      No
                                                                           Mar-00             Apr-00              May-00

B)   Delinquency Trigger:                                               $5,300,727.14       $5,939,864.93       $5,225,660.08
     Balance delinquency 60+ days                                            0.98611%            1.14877%            1.04029%
     As % of Beginning Pool Balance                                          1.06152%            1.04913%            1.05839%
     Three Month Average

Trigger:  Is Average > 2.0%                                    No

C)   Noteholders Percent Trigger:                        3.55788%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer